KILPATRICK STOCKTON LLP
     [Letterhead]
                                                 Suite 2800  1100 Peachtree St.
                                                          Atlanta GA 30309-4530
                                                 t 404 815 6500  f 404 815 6555
                                                     www.KilpatrickStockton.com

                                                               REINALDO PASCUAL
                                                       direct dial 404 815 6132
                                                        direct fax 404 541 3332
December 12, 2003                               RPascual@KilpatrickStockton.com



MurphyMorris Investment Trust
1551 Jennings Mill Road - Suite 2400A
Bogart, Georgia 30622

Ladies and Gentlemen:

     We have served as counsel for MurphyMorris Investment Trust, a Delaware statutory trust (the "Trust") which has filed for registration as an investment company under the Investment Company Act of 1940, as amended (File No. 811-21444) with an indefinite number of shares of the Trust registered for offer and sale under the Securities Act of 1933, as amended, pursuant to the Trust's Registration Statement on Form N-1A (No. 333-109678) (the "Registration Statement").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the organization of the Trust and to the authorization and issuance of shares of the Trust, par value $.001 (which shares may be divided into one or more series including, without limitation, the MurphyMorris ETF Fund) (the "Shares"), as we have deemed necessary and advisable. Our opinion is limited to matters arising under the provisions of the Trust's Certificate of Trust and Declaration of Trust applicable to the issuance of the Shares by the Trust. The opinion set forth herein are further limited to matters governed by the Delaware Statutory Trust Act, Del. C. 12 ss. 3801 et seq., and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

     In rendering this opinion, we have reviewed and relied upon a copy of the Trust's Certificate of Trust, the Trust's Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates and oral representations of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we have deemed necessary and advisable. In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

MurphyMorris Investment Trust
December 12, 2003
Page 2


     Based upon the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the Shares, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

     This opinion is intended only for your use in connection with the offering of the Shares and may not be relied upon by any other person. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm and the opinion set forth herein in the Prospectus included in the Registration Statement.


                                        Sincerely,


                                        KILPATRICK STOCKTON LLP



                                        By: /s/ Reinaldo Pascual
                                            ____________________________
                                            Reinaldo Pascual, a Partner